SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                         Date of Report
                         (Date of earliest
                         event reported):      June 19, 2002
                                               -------------



                         MIDWEST EXPRESS HOLDINGS, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Wisconsin                 1-13934                      39-1828757
--------------------     ---------------------          --------------------
  (State or other           (Commission File                (IRS Employer
  jurisdiction of               Number)                  Identification No.)
   incorporation)

              6744 South Howell Avenue, Oak Creek, Wisconsin 53154
     ----------------------------------------------------------------------
           (Address of principal executive offices including zip code)
                                 (414) 570-4000

                       ----------------------------------
                         (Registrant's telephone number)

ITEM 5.      OTHER EVENTS.

Private Placement

       On June 19, 2002, Midwest Express Holdings, Inc. (the "Company") sold 1,675,000 shares (the "Shares") of its common stock, par value $.01 per share, to certain qualified institutional investors (collectively, the "Investors") at a price of $13.09 per Share in a private placement for an aggregate purchase price of $21,925,750 (collectively, the "Transaction"). The Company expects to use the net proceeds, after commissions and expenses, of approximately $20.4 million to reduce indebtedness and provide general working capital, including capital required to support the startup of the new Boeing 717 aircraft program. Each Share was accompanied by four-ninths of a Preferred Share Purchase Right in accordance with the Rights Agreement, dated February 14, 1996, as amended, between us and U.S. Bank, N.A. as successor in interest to Firstar Trust Company.

       Robert W. Baird & Co. Incorporated served as the exclusive placement agent to the Company in connection with the private placement, and Raymond James & Associates, Incorporated acted as an advisor to the Company in connection with the private placement.

       In connection with the Transaction, the Company entered into a Securities Purchase Agreement, dated as of June 18, 2002 (a copy of which is filed as an exhibit to this report), with the Investors, who are named on the signature pages thereto, pursuant to which the Company issued and sold the Shares to the Investors. The Company also entered into a Registration Rights Agreement, dated as of June 18, 2002 (a copy of which is filed as an exhibit to this report), with the Investors, pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Shares by the Investors.

       As a result of the successful private placement of the Shares, the Company has decided not to apply for a federally guaranteed loan under the Air Transportation Safety and System Stabilization Act.

Risk Factors

       In connection with the Transaction, the Company disclosed certain risk factors related to its business in a Confidential Information Memorandum dated June 2002. Those risk factors were substantially as follows:

Risks Related to Us and to the Commercial Airline Industry

The September 11, 2001 terrorist attacks seriously harmed our business and may harm our business in the future.

       The terrorist attacks of September 11 and their aftermath have negatively impacted the airline industry, including us. The primary effects the airline industry experienced included:

o Substantial loss of revenue and flight disruption costs caused by the grounding of all commercial air traffic in or headed to the U.S. by the Federal Aviation Administration for approximately three days after the terrorist attacks;

o      Increased security and insurance costs;

o      Increased concerns about future terrorist attacks;

o Airport shutdowns and flight cancellations and delays due to security breaches and perceived safety threats; and

o Significantly reduced passenger traffic and yields due to the subsequent dramatic drop in demand for air travel.

       Industry-wide demand for air travel has increased recently but has not yet returned to pre-September levels. Most U.S. airlines have reduced their flight schedules significantly and furloughed employees. As a result, the airline industry suffered unprecedented financial losses in 2001.

       Our passenger traffic and yields also declined severely once flights were permitted to resume. Since that time, we have experienced significantly lower revenues and have incurred higher costs in certain categories than we originally anticipated. Given the magnitude and unprecedented nature of the September terrorist attacks, it is uncertain what long-term effects these events will have on the airline industry in general or on us in particular. Factors that could affect our operating results and financial condition in the future include those discussed in more detail below and the following:

o      Continued weakness in the demand for air travel resulting in lower fares;

o Increased costs and possible flight delays or cancellations associated with government responses to the terrorist attacks, including new government security mandates, and our own increased security-related measures;

o      Reinstatement of flights that our competitors eliminated after September
       11;

o      Any resulting decline in the value of aircraft in our fleet; and

o The scope and nature of any future terrorist attacks, the fear of such attacks or increased hostilities.

We face uncertainties concerning ongoing financing.

       Given the uncertainties associated with the aftermath of the events of September 11, and economic conditions in general and those of the airline industry in particular, we continue to operate in a highly unpredictable environment. Our credit facility expires on August 30, 2002. We believe that we will be able to renegotiate this credit facility at terms acceptable to us. Based on the current general economic and industry outlook, we believe that our existing cash and cash equivalents, cash flow from operations, funds available from current and renewed credit facilities, and the remaining $0.8 million of federal government grant money due to us under the Air Transportation Safety and System Stabilization Act will be adequate to meet our current and anticipated working capital requirements through 2002. These beliefs take into consideration our results of operations through our first quarter 2002 and are based on a number of assumptions including, without limitation, the following:

o We will benefit from favorable business developments during the remainder of 2002 consistent with historical seasonal patterns;

o There is no further material deterioration in general economic conditions or the airline industry in particular;

o      There are no material adverse political developments or domestic events;

o      There is no material change in the competitive environment, and

o There are no further material increases in costs associated with new Federal Aviation Administration security directives or the Aviation and Transportation Security Act.

       Actual results could differ in a material and adverse manner depending on the ultimate validity of these assumptions. If these sources of funds are inadequate or become unavailable, we may pursue additional funds through financing of unencumbered assets or recovery of amounts withheld related to credit card transactions.

       Regardless, two new aircraft programs (Boeing 717 and Embraer regional jets) will require substantial cash and short-term financing for progress payments, followed by long-term financing on or after delivery. Availability of the required cash and financing cannot be assured. Long-term financing transactions would not be consummated until close to the aircraft delivery date. Consummation of financing will be subject to, among other things, general economic conditions and our financial condition at the time.

There are risks associated with our scheduled purchase of Boeing 717 aircraft.

       Our Midwest Express Airlines, Inc. ("Midwest Express") Subsidiary has placed a firm order for 25 new Boeing 717 aircraft, with purchase rights for an additional 25 aircraft. The firm order is valued at $940 million based on the list prices of the aircraft. Delivery of the aircraft is scheduled to begin in February 2003 and continue into 2005 at a rate of one aircraft every month. The first Boeing 717 aircraft is expected to enter scheduled service in March 2003. Among other risks, the purchase of these aircraft involves the following:

o The purchase will significantly affect our cost structure by adding higher fixed costs because the Boeing 717 aircraft will have higher ownership costs (i.e., for purchased planes, interest on loans used to pay the purchase price and depreciation of the purchase price and, for leased planes, the lease payment expense) than our DC-9 aircraft. However, we believe the Boeing 717 aircraft will result in approximately 25% more fuel efficiency, lower maintenance costs, improved dispatch reliability, increased aircraft utilization and reduced regulatory compliance costs. We also believe we will realize higher revenues through increased utilization and because demand for air travel will increase due to the fact that we are using these aircraft. While we believe the combined effect of these higher revenues and reduced costs will offset the higher ownership costs, we cannot guarantee that that will be the case. Further, we will be relying on benefits that are variable in nature to offset fixed costs.

o We are dependent upon Boeing to enable us to acquire the new Boeing aircraft. Under the terms of our financing agreement with Boeing, Boeing is able to terminate its financing commitment to us if it deems that we have experienced a material adverse change. If Boeing exercises this termination right or is otherwise unwilling or unable to perform its contractual obligations, then we would have to find another supplier for our aircraft. We cannot assure you that we could purchase aircraft in the same time frame as we currently expect or at comparable prices. In addition, if Boeing terminates its relationship with us after we have acquired some Boeing 717 aircraft, then we would incur substantial transition costs, such as costs associated with retraining our employees. In addition, our operations could be harmed by the failure or inability of Boeing, Rolls Royce Corporation (the engine manufacturer for the 717) or other suppliers to provide sufficient parts or related support services on a timely basis.

o Due to the number of Boeing 717 aircraft that Midwest Express intends to have in its fleet, we will be vulnerable if any design defect or mechanical problem becomes associated with the Boeing 717 aircraft or if there is adverse public perception of these aircraft.

Labor disputes with our employees may adversely affect our ability to conduct our business.

       Midwest Express pilots are represented by the Air Line Pilots Association for purposes of collective bargaining. In April 1999, Midwest Express flight attendants elected the Association of Flight Attendants for the purpose of representation in collective bargaining. However, Midwest Express has not yet reached any agreement with the Association of Flight Attendants. The pilots of our Astral Aviation, Inc. subsidiary are represented by the Air Line Pilots Association for purposes of collective bargaining. The current four-year contract expired in January 2002. We are currently in negotiations with the Air Line Pilots Association for a new contract.

       If we are unable to reach agreement with any labor union representing our employees on the terms of their collective bargaining agreements, then we could be subject to work slowdowns or stoppages. In addition, we may be subject to protests by organized labor groups. Any of these events would be disruptive to our operations and could adversely affect our ability to conduct our business.

Increases in fuel costs would harm our business.

       Fuel costs constitute a significant portion of our total operating costs (approximately 18% for the year ended December 31, 2001). In addition, changes in fuel prices may have a marginally greater impact on us than on many of our competitors because of the composition of the Company's fleet. Accordingly, significant increases in fuel costs would harm our financial condition and results of operations. We estimate that for the year ended December 31, 2001, a one cent increase in the price per gallon of fuel expense would have increased our fuel expenses by $950,000. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. In the event of a fuel supply shortage, higher fuel prices or the curtailment of scheduled service could result. We cannot assure you that we can offset increases in the price of fuel with higher fares or surcharges. In addition, although we manage the price risk of fuel primarily by purchasing commodity options that establish ceiling prices and partially protect against significant increases in fuel prices, these options do not protect us against ordinary course price increases and are limited in fuel volume and duration. We cannot assure you that our attempt to manage this risk is sufficient to protect us against increases in the price of fuel due to inadequate fuel supplies or otherwise.

Our insurance costs have increased substantially as a result of the September 11 terrorist attacks, and further increases in insurance costs could harm our business.

       We carry types and amounts of insurance customary in the airline industry, including coverage for general liability, passenger liability, property damage, product liability, aircraft loss or damage, baggage and cargo liability and workers' compensation.

       As a result of the terrorist attacks on September 11, aviation insurers have significantly reduced the amount of insurance coverage available to commercial air carriers for war-risks (which include terrorism and hijacking). In addition, insurance companies have significantly increased the cost of this coverage, as well as aviation insurance in general. Given the substantial increase in insurance costs and reduced availability, the federal government provided insurance assistance under the Air Transportation Safety and System Stabilization Act. This assistance included reimbursement for insurance cost increases for 30 days after September 11 and the offering of Federal Aviation Administration war-risk insurance coverage to provide excess coverage limits that are no longer available from the commercial insurance market at economically viable terms. This excess war risk coverage was scheduled to expire on May 19, 2002, but the government extended this deadline for 30 days and then for an additional 60 days. While the government may further extend this deadline, we cannot assure you that any further extension will occur or, if it does, how long the extension will last. We expect that if the government stops providing excess war risk coverage to the airline industry, then the premiums that aviation insurers will charge for this coverage will be substantially higher than what the government currently charges. We currently estimate that our annual premiums for all insurance for 2002 will increase approximately $5 million over our 2001 annual premiums.

       Commercial air carriers are required by the Department of Transportation to obtain appropriate aviation insurance coverage. The effects of September 11 insurance losses, additional terrorist attacks or other unanticipated events could result in aviation insurers increasing their premiums even further or a future shortage of available aviation insurance. Significant increases in insurance premiums or a shortage of available insurance could harm our business and may have adverse affects on our scheduled service.

The cost of maintaining older aircraft generally exceeds the cost of maintaining newer aircraft.

       As of June 19, 2002, Midwest Express had 35 McDonnell Douglas jet aircraft manufactured between 1965 and 1989 in service, including seven DC-9-10, 16 DC-9-30, two MD-88, seven MD-81 and three MD-82 aircraft. In general, the cost of maintaining older aircraft, including costs to comply with aircraft regulations, exceeds the cost of maintaining newer aircraft. While we intend that the Boeing 717 aircraft Midwest Express has ordered will replace Midwest Express' DC-9 fleet over time, we will continue to experience those higher costs as to the DC-9 fleet until the transition is complete.

Changes in government regulation imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

       Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the Department of Transportation ("DOT") and the Federal Aviation Administration ("FAA") have issued regulations relating to the operation of airlines that have required significant expenditures. For example, on November 19, 2001, the President signed into law the Aviation and

Transportation Security Act, or the Aviation Security Act. This law federalizes substantially all aspects of civil aviation security and requires among other things, the implementation of certain security measures by airlines and airports, such as the requirement that all passenger bags be screened for explosives. Funding for airline and airport security under the law is primarily provided by a new $2.50 per enplanement ticket tax, with authority granted to the Transportation Security Administration to impose additional fees on the air carriers if necessary to cover additional federal aviation security costs. Implementation of the requirements of the Aviation Security Act will result in increased costs for our passengers and us. We are continuing to assess the impact of the implementation of this new regulation on us. However, we cannot assure you at this time that the requirements and deadlines under the Aviation Security Act will be met.

       In addition to increased costs, the security measures required to be implemented under the Aviation Security Act as well as additional security measures issued by the FAA have resulted in a longer check-in process for passengers and caused delays and disruptions in airline service, which has led to customer frustration and reduced the demand for airline travel.

       Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

The airline industry is characterized by low profit margins and high fixed costs, and we may be unable to compete effectively against other airlines with greater financial resources or lower operating costs.

       The airline industry is characterized generally by low profit margins and high fixed costs, primarily for personnel, debt service and rent. The expenses of an aircraft flight do not vary significantly with the number of passengers carried, and as a result, a relatively small change in the number of passengers or in pricing could have a disproportionate effect on an airline's operating and financial results. Accordingly, any shortfall, whether major or minor, in expected revenue levels could harm our business.

       In addition, the airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. We currently compete with other airlines on all of our routes. Many of these airlines are larger and have significantly greater financial resources and name recognition or lower operating costs than we have. We may be unable to compete effectively against other airlines that introduce service or discounted fares in the markets that we serve.

       The airline industry also faces competition from ground transportation alternatives. In addition, video teleconferencing and other methods of electronic communication may present a growing dimension of competition to the industry as business travelers seek lower-cost substitutes for air travel.

Fluctuations in our interest rates could adversely affect our liquidity, operating expenses and results.

       The cost of a significant portion of our financing is sensitive to interest rates. In particular, any increase in interest rates would increase our interest expense under our bank credit facility. In addition, increased interest rates at the time that we receive deliveries of Boeing 717 aircraft, which is currently scheduled to begin in February 2003 and continue into 2005 at a rate of one aircraft per month, would increase our costs to finance their acquisitions.

The airline industry tends to experience adverse financial results during general economic downturns.

       Since a substantial portion of airline travel, for both business and leisure, is discretionary, the industry tends to experience adverse financial results during general economic downturns. The airline industry has been experiencing a decline in passenger traffic, particularly traffic by business travelers, due to slower general economic conditions. Soft economic conditions would continue to put pressure on the profitability of the industry. Any general decline in passenger traffic may harm our business. Any decline in traffic by business travelers may have a greater impact on us than on many of our competitors because we believe a greater percentage of our passengers are business travelers.

Our business is heavily dependent on the Milwaukee market, and a reduction in demand for air travel in this market could harm our business.

       A substantial percentage of our current flights have Milwaukee as the origin or destination. As a result, we remain largely dependent on the Milwaukee market and a reduction in our share of the Milwaukee market or reduced passenger traffic to or from Milwaukee could have a material adverse effect on our business.

Our failure to achieve our growth strategy could harm our business.

       Our growth strategy involves increasing our market share in the cities we already serve and creating a presence in new markets by concentrating on our existing bases of operations. This requires adding both frequency and destinations at some of our bases as well as continuing to build critical mass, while strengthening connection markets at other bases. Achieving our growth strategy is necessary for us to sustain or improve our prospects for recurring profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our ability to access the airports that we seek to serve in the future could constrain our ability to continue to grow based upon our current growth strategy. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion will also require additional skilled personnel, equipment and facilities. An ability to hire and retain skilled personnel or to secure the required equipment and facilities efficiently and cost-effectively may affect our ability to achieve our growth strategy. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets, and our failure to achieve our growth strategy could harm our business.

Substantial consolidation in the airline industry could harm our business.

       In recent years, and particularly since its deregulation in 1978, the airline industry has undergone substantial consolidation, and it may undergo additional consolidation in the future. For example, in April 2001, American Airlines acquired the majority of Trans World Airlines' assets. Any consolidation or significant alliance activity within the airline industry could increase the size and resources of our competitors, which, in turn, could increase the risks of competition described above.

Our business could be harmed if we lose the services of our key personnel.

       Our management and operations are dependent upon the efforts of our Chairman of the Board, President and Chief Executive Officer, Timothy E. Hoeksema, and a small number of senior management and operating personnel. We do not maintain key-man life insurance on any executive officer. We may have difficulty replacing key members of our senior management who leave, and therefore, the loss of services of any of these individuals could have an adverse impact on our business.

Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

       An accident or incident involving one of our aircraft could involve repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service, and significant potential claims of injured passengers and others. We are required by the DOT to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

Airlines are often affected by factors beyond their control, including traffic congestion at airports, weather conditions and increased security measures, any of which could harm our operating results and financial condition.

       Like other airlines, we are subject to delays caused by factors beyond our control, including air traffic congestion at airports, adverse weather conditions and increased security measures. Delays frustrate passengers, reduce aircraft utilization and increase costs, all of which in turn affect profitability. During periods of fog, snow, rain, storms or other adverse weather conditions, flights may be cancelled or significantly delayed. Cancellations or delays due to weather conditions, traffic control problems and breaches in security could harm our operating results and financial condition.

Risks Related to our Common Stock

Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.

       We cannot predict the effect, if any, that future sales of our Common Stock or the availability of shares for future sale will have on the market price of our Common Stock from time to time. As of June 20, 2002, we had outstanding 15,510,457 shares of our Common Stock. Shares that we sold to the Investors or other shares of our Common Stock that we issue in the future may become available for resale in the public market from time to time, and the market price of shares of our Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

Forward Looking Statements

       This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than of historical fact are forward-looking statements. The forward-looking statements in this report may state our intentions, hopes, beliefs, expectations or predictions for the future. We intend that statements containing words such as "expect," "anticipate," "believe," "estimate," "goal," "objective" or similar words identify forward-looking statements. It is important to note that our actual results could differ materially from those projected results due to factors that include but are not limited to uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to acquired aircraft, fuel costs, competitive developments, interest rates, the meeting of certain financial covenants, potential aircraft incidents, terrorist attacks or fear of terrorist attacks, and other world events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in our Securities and Exchange Commission filings and in this report including, without limitation, those risks identified in the section of this report entitled "Risk Factors."


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)    Exhibits.

              4.1 Registration Rights Agreement, dated June 18, 2002, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

              10.1 Securities Purchase Agreement, dated June 18, 2002, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

              99.1 Press Release of Midwest Express Holdings, Inc. dated June 20, 2002.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MIDWEST EXPRESS HOLDINGS, INC.



Date:  June 20, 2002                      By: /s/ Robert S. Bahlman
                                             -----------------------------------

                                          Name: Robert S. Bahlman

                                          Title: Chief Financial Officer

                         MIDWEST EXPRESS HOLDINGS, INC.

                                  EXHIBIT INDEX



Exhibit
Number      Description

4.1 Registration Rights Agreement, dated June 18, 2002, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

10.1 Securities Purchase Agreement, dated June 18, 2002, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

99.1        Press Release of Midwest Express Holdings, Inc. dated June 20, 2002.